Exhibit 4.1

Certain portions of this exhibit (indicated by “[Separately Provided]”) have been omitted in accordance with Regulation S-K Item 601(b)(10)(iv) because the omitted information is not material and is the type of information that the registrant customarily and actually treats as private or confidential. The Company agrees to furnish an unredacted copy of the exhibit to the SEC upon its request.

EXECUTION VERSION

LIBERTY MEDIA CORPORATION

and

BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, as Rights Agent

RIGHTS AGREEMENT

Dated as of November 4, 2026

TABLE OF CONTENTS

RIGHTS AGREEMENT

This Rights Agreement, dated as of November 4, 2026 (this “Agreement”), is entered into by and between Liberty Media Corporation, a Nevada corporation (the “Company”), and Broadridge Corporate Issuer Solutions, LLC, as Rights Agent (the “Rights Agent”).

The Board of Directors of the Company has adopted resolutions creating a series of preferred stock designated as “Series A Junior Participating Preferred Stock” and authorized and declared a dividend of (a) one preferred share purchase right (a “Series A Right”) for each share of Series A Common Stock, (b) one preferred share purchase right (a “Series B Right”) for each share of Series B Common Stock and (c) one preferred share purchase right (a “Series C Right” and, together with each Series A Right and Series B Right, each a “Right”) for each share of Series C Common Stock, in the case of each of clauses (a), (b) and (c), outstanding as of the Close of Business on November 16, 2026 (the “Record Date”). Each Right initially represents the right to purchase one ten-thousandth (subject to adjustment as provided herein) of a share of Preferred Stock, upon the terms and subject to the conditions herein set forth. The Board of Directors of the Company has further authorized and directed the issuance of (i) one Series A Right (subject to adjustment as provided herein) with respect to each share of Series A Common Stock, (ii) one Series B Right (subject to adjustment as provided herein) with respect to each share of Series B Common Stock and (iii) one Series C Right (subject to adjustment as provided herein) with respect to each share of Series C Common Stock, in the case of each of clauses (i), (ii) and (iii), that shall become outstanding (x) between the Record Date and the earlier of the Distribution Date and the Expiration Date or (y) after the Distribution Date and prior to the Expiration Date in accordance with Section 22 hereof.

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meaning indicated:

(a)           “Acquiring Person” shall mean any Person who or which shall be the Beneficial Owner of 10% or more of the voting power of the then outstanding shares of capital stock of the Company, but shall not include:

(i)            an Exempt Person;

(ii)           a Passive Institutional Investor, so long as such Person is not the Beneficial Owner of 15% or more of the voting power of the then outstanding shares of capital stock of the Company, but subject to the provisions in the definition of “Passive Institutional Investor”;

(iii)           any Person that the Board of Directors of the Company determines became the Beneficial Owner of the voting power of the then outstanding shares of capital stock of the Company such that such Person would otherwise qualify as an “Acquiring Person” inadvertently (including because (A) such Person was unaware that it beneficially owned such voting power that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of voting power but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of obtaining, changing or influencing control of the Company, unless and until such Person shall have failed to divest itself, as soon as practicable (as determined by the Board of Directors of the Company), of Beneficial Ownership of a sufficient number of shares of Common Stock so that such Person would no longer otherwise qualify as an “Acquiring Person”;

(iv)           any Person that, prior to the first public announcement of the adoption of this Agreement, is or becomes the Beneficial Owner of 10% (15% in the case of a Passive Institutional Investor) or more of the voting power of the then outstanding shares of capital stock of the Company, unless and until such time as such Person shall, after the first public announcement of the adoption of this Agreement, become the Beneficial Owner of any additional shares of Series A Common Stock or Series B Common Stock (other than pursuant to (x) a dividend or distribution paid or made by the Company on the outstanding Common Stock, (y) a split or subdivision of the outstanding Common Stock or (z) any other exception to the definition of “Acquiring Person” set forth herein), unless, upon becoming the Beneficial Owner of such additional shares of Series A Common Stock or Series B Common Stock, such Person is not then the Beneficial Owner of 10% (15% in the case of a Passive Institutional Investor) or more of the voting power of the then outstanding shares of capital stock of the Company; provided, however, that upon the first decrease of such Person’s Beneficial Ownership below 10% (15% in the case of a Passive Institutional Investor) of the voting power of the then outstanding shares of capital stock of the Company, this clause (iv) shall have no further force or effect with respect to such Person;

(v)           any Person that is or becomes the Beneficial Owner of 10% (15% in the case of a Passive Institutional Investor) or more of the voting power of the then outstanding shares of capital stock of the Company solely as a result of any unilateral grant of any security by the Company or through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers or employees, unless and until such time as such Person shall thereafter become the Beneficial Owner of any additional shares of Series A Common Stock or Series B Common Stock (other than pursuant to (x) a dividend or distribution paid or made by the Company on the outstanding Common Stock, (y) a split or subdivision of the outstanding Common Stock or (z) any other exception to the definition of “Acquiring Person” set forth herein), unless, upon becoming the Beneficial Owner of such additional shares of Series A Common Stock or Series B Common Stock, such Person is not then the Beneficial Owner of 10% (15% in the case of a Passive Institutional Investor) or more of the voting power of the then outstanding shares of capital stock of the Company;

(vi)           any Person that is or becomes the Beneficial Owner of 10% (15% in the case of a Passive Institutional Investor) or more of the voting power of the then outstanding shares of capital stock of the Company solely as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportion of the voting power of the then outstanding shares of capital stock of the Company beneficially owned by such Person to 10% (15% in the case of a Passive Institutional Investor) or more of the voting power of the then outstanding shares of capital stock of the Company, unless and until such time as such Person shall, after the public announcement of such share purchases by the Company, become the Beneficial Owner of any additional shares of Series A Common Stock or Series B Common Stock (other than pursuant to (x) a dividend or distribution paid or made by the Company on the outstanding Common Stock, (y) a split or subdivision of the outstanding Common Stock or (z) any other exception to the definition of “Acquiring Person” set forth herein), unless, upon becoming the Beneficial Owner of such additional shares of Series A Common Stock or Series B Common Stock, such Person is not then the Beneficial Owner of 10% (15% in the case of a Passive Institutional Investor) or more of the voting power of the then outstanding shares of capital stock of the Company; and

(vii)           any Person that, after the first public announcement of the adoption of this Agreement, is or becomes the Beneficial Owner of 10% (15% in the case of a Passive Institutional Investor) or more of the voting power of the then outstanding shares of capital stock of the Company solely as the result of the acquisition by such Person of Beneficial Ownership of shares of Common Stock from an individual upon such individual’s death pursuant to such individual’s will or pursuant to a charitable trust created by such individual for estate planning purposes, unless and until such time as such Person shall thereafter become the Beneficial Owner of any additional shares of Series A Common Stock or Series B Common Stock (other than pursuant to (x) a dividend or distribution paid or made by the Company on the outstanding Common Stock, (y) a split or subdivision of the outstanding Common Stock or (z) any other exception to the definition of “Acquiring Person” set forth herein), unless, upon becoming the Beneficial Owner of such additional shares of Series A Common Stock or Series B Common Stock, such Person is not then the Beneficial Owner of 10% (15% in the case of a Passive Institutional Investor) or more of the voting power of the then outstanding shares of capital stock of the Company.

With respect to any Person, for all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of the outstanding shares of Common Stock or the voting power of the outstanding shares of capital stock of the Company, in each case, of which such Person is the Beneficial Owner, shall include the number of shares of Common Stock not outstanding at the time of such calculation that such Person is otherwise deemed to beneficially own for purposes of this Agreement, but the number of shares of Common Stock not outstanding that such Person is otherwise deemed to beneficially own for purposes of this Agreement shall not be included for the purpose of computing the percentage of the outstanding shares of Common Stock or the voting power of the outstanding shares of capital stock of the Company, in each case, beneficially owned by any other Person (unless such other Person is also otherwise deemed to beneficially own for purposes of this Agreement such shares of Common Stock not outstanding).

(b)           “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

(c)           “Agreement” shall have the meaning set forth in the preamble.

(d)           “Articles of Incorporation” shall mean the Articles of Incorporation of the Company, as filed with the Office of the Secretary of State of the State of Nevada on May 12, 2026, as may be amended or restated from time to time.

(e)           “Authorized Officer” shall have the meaning set forth in Section 5(a) hereof.

(f)           A Person shall be deemed the “Beneficial Owner” of, shall be deemed to have “Beneficial Ownership” of and shall be deemed to “beneficially own” any securities:

(i)           which such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own, directly or indirectly, within the meaning of Rule l3d-3 of the General Rules and Regulations under the Exchange Act;

(ii)           which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has: (A) the right or obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time, upon compliance with regulatory requirements, upon the satisfaction of conditions (whether or not within the control of such Person) or otherwise) pursuant to any agreement, plan, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, other rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, to have Beneficial Ownership of, or to beneficially own, (w) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (if earlier) the time at which the tender of such securities ceases to be subject to withdrawal by the tendering security holder, (x) securities which such Person has a right to acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person, (y) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such first Person or any of such first Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (“Original Rights”) or pursuant to Section 11(i) or Section 11(n) hereof with respect to an adjustment to Original Rights, or (z) securities which such Person or any of such Person’s Affiliates or Associates may acquire, does or do acquire or may be deemed to have the right to acquire, pursuant to any merger or other acquisition agreement between the Company and such Person (or one or more of such Person’s Affiliates or Associates) if such agreement has been approved by the Board of Directors of the Company prior to such Person becoming an Acquiring Person; or (B) the right to vote, cause to be voted, control or direct the voting of, or dispose of, pursuant to any agreement, plan, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, to have Beneficial Ownership of, or to beneficially own, any security by reason of such agreement, plan, arrangement or understanding if the agreement, plan, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable by such Person (or any of such Person’s Affiliates or Associates) on Schedule 13D under the Exchange Act (or any comparable or successor report);

(iii)           which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) and with respect to which such first Person or any of such first Person’s Affiliates or Associates has (x) any agreement, plan, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(f)(ii)(B) hereof) or disposing of such securities or (y) any agreement, plan, arrangement or understanding (whether or not in writing) to cooperate in obtaining, changing or influencing control of the issuer of such securities; or

(iv)           which are beneficially owned, directly or indirectly, by a Counterparty (or any of such Counterparty’s Affiliates or Associates) under any Derivatives Contract (without regard to any short or similar position under the same or any other Derivatives Contract) to which such Person or any of such Person’s Affiliates or Associates is a Receiving Party; provided, however, that the number of shares of Common Stock that a Person is deemed to beneficially own pursuant to this clause (iv) in connection with a particular Derivatives Contract shall not exceed the number of Notional Common Shares with respect to such Derivatives Contract; provided, further, that the number of securities beneficially owned by each Counterparty (including its Affiliates and Associates) under a Derivatives Contract shall for purposes of this clause (iv) be deemed to include all securities that are beneficially owned, directly or indirectly, by any other Counterparty (or any of such other Counterparty’s Affiliates or Associates) under any Derivatives Contract to which such first Counterparty (or any of such first Counterparty’s Affiliates or Associates) is a Receiving Party, with this proviso being applied to successive Counterparties as appropriate;

provided, however, that no Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the Beneficial Owner of, to have Beneficial Ownership of or to beneficially own any securities that are beneficially owned, including in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.

(g)           “Book Entry” shall mean an uncertificated book entry for the Common Stock.

(h)           “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law to close.

(i)           “Close of Business” on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

(j)           “Common Stock” when used with reference to the Company or without reference shall mean the common stock, presently par value $0.01 per share, of the Company, divided in classes or series as provided in the Articles of Incorporation. “Common Stock” when used with reference to any Person other than the Company shall mean the common stock (or, in the case of any entity other than a corporation, the equivalent equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(k)           “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(l)           “Company” shall have the meaning set forth in the preamble.

(m)          “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(n)           “Derivatives Contract” shall mean a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Counterparty of a number of shares of Common Stock specified or referenced in such contract (the number of shares of Common Stock corresponding to such economic benefits and risks, the “Notional Common Shares”), regardless of whether (i) obligations under such contract are required or permitted to be settled through the delivery of cash, shares of Common Stock or other property or (ii) such contract conveys any voting rights in shares of Common Stock, without regard to any short or similar position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed to be Derivatives Contracts.

(o)           “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(p)           “Equivalent Preferred Shares” shall have the meaning set forth in Section 11(b) hereof.

(q)           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(r)           “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(s)           “Exempt Person” shall mean (i) the Company or any Subsidiary of the Company, in each case including in its fiduciary capacity, or any employee benefit or compensation plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding (or acting in a fiduciary capacity in respect of) Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company and (ii) any other Person, alone or together with any Affiliate or Associate of such Person, as determined by the Board of Directors of the Company; provided that, in granting an exemption under this definition, the Board of Directors of the Company may require any Person who would otherwise be an Acquiring Person to make certain representations, undertakings or covenants or to agree that any violation or attempted violation of such representations, undertakings or covenants will result in such consequences and be subject to such conditions as the Board of Directors of the Company may determine, including that any such violation shall result in such Person becoming an Acquiring Person.

(t)           “Exempt Transaction” shall mean any transaction that the Board of Directors of the Company determines is exempt from this Agreement, which determination shall be made by the Board of Directors of the Company prior to the date of such transaction. In granting an exemption under this definition, the Board of Directors of the Company may require any Person who would otherwise be an Acquiring Person to make certain representations, undertakings or covenants or to agree that any violation or attempted violation of such representations, undertakings or covenants will result in such consequences and be subject to such conditions as the Board of Directors of the Company may determine, including that any such violation shall result in such Person becoming an Acquiring Person.

(u)           “Exemption Request” shall have the meaning set forth in Section 31 hereof.

(v)           “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(w)          “Flip-In Event” shall have the meaning set forth in Section 11(a)(ii) hereof.

(x)           “NASDAQ” shall mean The Nasdaq Stock Market LLC or any successor thereto.

(y)           “New York Stock Exchange” shall mean the New York Stock Exchange LLC or any successor thereto.

(z)           “Passive Institutional Investor” shall mean any Person who or which has reported and is entitled to report Beneficial Ownership of shares of Common Stock of the Company on Schedule 13G under the Exchange Act (or any comparable or successor report), but only so long as (i) such Person is eligible to report such ownership on Schedule 13G under the Exchange Act (or any comparable or successor report), and (ii) such Person has not reported and is not required to report such ownership on Schedule 13D under the Exchange Act (or any comparable or successor report) and such Person does not hold shares of Common Stock of the Company on behalf of any other Person who is required to report Beneficial Ownership of shares of Common Stock of the Company on such Schedule 13D (or any comparable or successor report); provided, however, that if a formerly Passive Institutional Investor should report or become required to report Beneficial Ownership of shares of Common Stock of the Company on Schedule 13D (or any comparable or successor report), such formerly Passive Institutional Investor will not be deemed to be or to have become an Acquiring Person if (A) at the time it reports or becomes required to report Beneficial Ownership of shares of Common Stock of the Company on Schedule 13D (or any comparable or successor report), such formerly Passive Institutional Investor has Beneficial Ownership of less than 10% of the voting power of the then outstanding shares of capital stock of the Company; or (B)(1) it divests, in a widely distributed manner, as promptly as practicable (but in any event not later than ten days after becoming required to report on Schedule 13D (or any comparable or successor report)), Beneficial Ownership of a sufficient number of shares of Common Stock of the Company so that it would no longer be an Acquiring Person, and (2) prior to reducing its Beneficial Ownership of shares of Common Stock of the Company then outstanding to below 10% of the voting power of the then outstanding shares of capital stock of the Company, it does not increase its Beneficial Ownership of any class or series of the Common Stock then outstanding (other than by reason of share purchases by the Company) above such Person’s lowest Beneficial Ownership of such class or series of the Common Stock then outstanding at any time during such ten day period.

(aa)        “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust or other entity, and shall include any successor (by merger or otherwise) to such individual or entity.

(bb)        “Preferred Stock” shall mean the Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the Form of Certificate of Designation attached to this Agreement as Exhibit A.

(cc)        “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(dd)        “Purchase Price” shall have the meaning set forth in Section 7(b) hereof.

(ee)         “Record Date” shall have the meaning set forth in the recitals hereto.

(ff)          “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(gg)        “Requesting Person” shall have the meaning set forth in Section 31 hereof.

(hh)        “Right” shall have the meaning set forth in the recitals hereto.

(ii)          “Right Certificates” shall mean, collectively, certificates evidencing Series A Rights, Series B Rights and Series C Rights, each in substantially the form attached to this Agreement as Exhibit B.

(jj)          “Rights Agent” shall have the meaning set forth in the preamble.

(kk)        “Securities Act” shall mean the Securities Act of 1933, as amended.

(ll)          “Section 11(a)(ii) Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

(mm)      “Security” shall have the meaning set forth in Section 11(d)(i) hereof.

(nn)        “Series A Common Stock” shall mean the series of Common Stock of the Company designated as Series A Common Stock in the Articles of Incorporation.

(oo)        “Series A Right” shall have the meaning set forth in the recitals hereto.

(pp)        “Series B Common Stock” shall mean the series of Common Stock of the Company designated as Series B Common Stock in the Articles of Incorporation.

(qq)        “Series B Right” shall have the meaning set forth in the recitals hereto.

(rr)          “Series C Common Stock” shall mean the series of Common Stock of the Company designated as Series C Common Stock in the Articles of Incorporation.

(ss)        “Series C Right” shall have the meaning set forth in the recitals hereto.

(tt)          “Spread” shall have the meaning set forth in Section 11(a)(iii) hereof.

(uu)        “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include a report filed pursuant to Section 13(d) or Section 13(g) of the Exchange Act) by the Company or any other Person that such other Person has become an Acquiring Person, or such earlier date as a majority of the Board of Directors of the Company shall become aware of the existence of an Acquiring Person.

(vv)        “Subsidiary” of any Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person, and any corporation or other entity that is otherwise controlled by such Person.

(ww)       “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(xx)         “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(yy)        “Trading Day” shall have the meaning set forth in Section 11(d)(i) hereof.

(zz)         “Trust” shall have the meaning set forth in Section 24(a) hereof.

(aaa)      “Trust Agreement” shall have the meaning set forth in Section 24(a) hereof.

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date be the holders of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable (the term “Rights Agent” being used herein to refer, collectively, to the Rights Agent together with any such co-Rights Agents), upon ten days’ prior written notice to the Rights Agent. In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.

Section 3. Issue of Right Certificates.

(a)           Until the Close of Business on the earlier of (i) the tenth Business Day after the Stock Acquisition Date (or, in the event the Board of Directors of the Company determines on or before such tenth Business Day to effect an exchange in accordance with Section 24 hereof and determines in accordance with Section 24 hereof that a later date is advisable, such later date that is not more than twenty days after the Stock Acquisition Date) and (ii) such date (prior to such time as any Person becomes an Acquiring Person), if any, as may be determined by action of the Board of Directors of the Company after the date of the commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intention of any Person (other than an Exempt Person) to commence, a tender or exchange offer, the consummation of which would result in any Person (other than an Exempt Person) being or becoming an Acquiring Person (the earlier of such dates being herein referred to as the “Distribution Date”, provided, however, that the Distribution Date shall in no event be prior to the Record Date), (x)(1) the Series A Rights will be evidenced by the certificates representing the shares of Series A Common Stock (or by Book Entry shares in respect of such Series A Common Stock) registered in the names of the holders thereof, (2) the Series B Rights will be evidenced by the certificates representing the shares of Series B Common Stock (or by Book Entry shares in respect of such Series B Common Stock) registered in the names of the holders thereof and (3) the Series C Rights will be evidenced by the certificates representing the shares of Series C Common Stock (or by Book Entry shares in respect of such Series C Common Stock) registered in the names of the holders thereof, and, in the case of each of clauses (1), (2) and (3), not by separate Right Certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company will send or cause to be sent (and the Rights Agent will, if requested, send), by first-class, postage-prepaid mail, (I) to each record holder of Series A Common Stock as of the Close of Business on the Distribution Date (other than (1) any Acquiring Person or any Associate or Affiliate of an Acquiring Person and (2) in the case of the Distribution Date occurring as a result of clause (ii) of the definition of Distribution Date, the Person or any Affiliate or Associate of such Person who commenced, or announced the intention to commence, the applicable tender or exchange offer), at the address of such holder shown on the records of the Company, a Right Certificate evidencing one Series A Right (subject to adjustment as provided herein) for each share of Series A Common Stock so held, (II) to each record holder of Series B Common Stock as of the Close of Business on the Distribution Date (other than (1) any Acquiring Person or any Associate or Affiliate of an Acquiring Person and (2) in the case of the Distribution Date occurring as a result of clause (ii) of the definition of Distribution Date, the Person or any Affiliate or Associate of such Person who commenced, or announced the intention to commence, the applicable tender or exchange offer), at the address of such holder shown on the records of the Company, a Right Certificate evidencing one Series B Right (subject to adjustment as provided herein) for each share of Series B Common Stock so held and (III) to each record holder of Series C Common Stock as of the Close of Business on the Distribution Date (other than (1) any Acquiring Person or any Associate or Affiliate of an Acquiring Person and (2) in the case of the Distribution Date occurring as a result of clause (ii) of the definition of Distribution Date, the Person or any Affiliate or Associate of such Person who commenced, or announced the intention to commence, the applicable tender or exchange offer), at the address of such holder shown on the records of the Company, a Right Certificate evidencing one Series C Right (subject to adjustment as provided herein) for each share of Series C Common Stock so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates, and the Rights will be transferable separately from the transfer of shares of Common Stock.

(b)           On the Record Date, or thereafter, the Company will send a copy of a Summary of Rights to Purchase Shares of Preferred Stock, in substantially the form of Exhibit C hereto (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Record Date (other than any Acquiring Person or any Associate or Affiliate of any Acquiring Person), at the address of such holder shown on the records of the Company. Until the earlier of the Close of Business on the Distribution Date and the Expiration Date, the surrender for transfer of any certificate representing shares of Common Stock (or the transfer of any Book Entry shares of Common Stock) outstanding on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the underlying shares of Common Stock represented thereby.

(c)           (i) Series A Rights shall, without any further action, be issued in respect of all shares of Series A Common Stock, (ii) Series B Rights shall, without any further action, be issued in respect of all shares of Series B Common Stock and (iii) Series C Rights shall, without any further action, be issued in respect of all shares of Series C Common Stock, in the case of each of clauses (i), (ii) and (iii), issued or sold by the Company after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, or, in the circumstances provided in Section 22 hereof, after the Distribution Date. Certificates issued for shares of Common Stock after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, or in certain circumstances provided in Section 22 hereof, after the Distribution Date, shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of November 4, 2026 (as amended from time to time, the “Rights Agreement”), by and between Liberty Media Corporation (the “Company”) and Broadridge Corporate Issuer Solutions, LLC, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who is or becomes an Acquiring Person (or any Affiliate or Associate of any Acquiring Person) (as such terms are defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.

With respect to any Book Entry shares of Common Stock, such legend shall be included in a notice to the record holder of such shares in accordance with applicable law. In the event that the Company purchases or otherwise acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock which are no longer outstanding.

Notwithstanding this Section 3(c), neither the omission of a legend nor the failure to deliver the notice of such legend required hereby shall affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

(d)           If any holder of any Series B Common Stock shall, following the Record Date, convert any Series B Common Stock into Series A Common Stock, any Rights attached to such Series B Common Stock shall be deemed cancelled and retired and may not be exercised. For the avoidance of doubt, except as otherwise provided herein, Series A Rights shall automatically attach to any Series A Common Stock issued pursuant to a conversion of Series B Common Stock after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date, or, in the circumstances provided in Section 22 hereof, after the Distribution Date, in accordance with the terms of this Agreement.

Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or interdealer quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of this Agreement, each Right Certificate shall entitle the holder thereof to purchase such number of one ten-thousandths of a share of Preferred Stock as shall be set forth therein at the Purchase Price, but the number of such one ten-thousandths of a share of Preferred Stock and the Purchase Price shall be subject to adjustment as provided herein.

Section 5. Countersignature and Registration.

(a)           The Right Certificates shall be executed on behalf of the Company by any officer of the Company (each, an “Authorized Officer”), either manually, by facsimile signature or by other electronic means, which Authorized Officer shall have affixed thereto the Company’s seal, a facsimile thereof or an electronic seal, and shall be attested by any other Authorized Officer, the Corporate Secretary or any Assistant Secretary of the Company, either manually, by facsimile signature or by other electronic means. The Right Certificates shall be manually or by facsimile countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In the event that any Authorized Officer who shall have signed any of the Right Certificates shall cease to be an Authorized Officer before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be an Authorized Officer; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be an Authorized Officer, although at the date of the execution of this Agreement any such Person was not an Authorized Officer.

(b)           Following the Distribution Date, the Rights Agent will keep or cause to be kept, at an office or agency designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates; Uncertificated Rights.

(a)           Subject to the provisions of this Agreement, at any time after the Distribution Date and prior to the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one ten-thousandths of a share of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or agency of the Rights Agent designated for such purpose. Thereupon, the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

(b)           Subject to the provisions of this Agreement, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

(c)           Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates, to the extent permitted by applicable law.

Section 7. Exercise of Rights, Purchase Price; Expiration Date of Rights.

(a)           Except as otherwise provided herein, the Rights shall become exercisable on the Distribution Date, and thereafter the registered holder of any Right Certificate (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may, subject to Section 11(a)(ii) hereof and except as otherwise provided herein, exercise the Rights evidenced thereby in whole or in part upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one ten-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which the Rights are exercised and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9(e) hereof, at any time which is both after the Distribution Date and prior to the time (the “Expiration Date”) that is the earliest of (i) the Close of Business on November 3, 2027, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 1(f)(ii)(A)(z) hereof, at which time the Rights shall terminate and (iv) the time at which such Rights are exchanged pursuant to Section 24 hereof.

(b)           The purchase price for each one ten-thousandth of a share of Preferred Stock purchasable upon the exercise of a Right shall be initially $426.00 (the “Purchase Price”). The Purchase Price and the number of one ten-thousandths of a share of Preferred Stock or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and the Purchase Price shall be payable in lawful money of the United States of America in accordance with Section 7(c) hereof.

(c)           Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied by payment of the aggregate Purchase Price for such number of one ten-thousands of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9(e) hereof, by certified check, cashier’s check, wire transfer or money order payable to the order of the Rights Agent, the Rights Agent shall thereupon (i) promptly (A) requisition from any transfer agent of the Preferred Stock, or make available if the Rights Agent is the transfer agent for the Preferred Stock, certificates for the number of shares of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the Preferred Stock issuable upon exercise of the Rights with a depositary agent, requisition from such depositary agent appointed by the Company depositary receipts representing interests in such number of one ten-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Company hereby directs any such depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

(d)           Except as otherwise provided herein, in the event that the registered holder of any Right Certificate shall exercise fewer than all of the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the exercisable Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.

(e)           Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 hereof or this Section 7 unless such registered holder shall have (i) properly completed and duly executed the certificate contained in the form of assignment or form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof or any Affiliate or Associate of such registered holder or such Beneficial Owner (or former Beneficial Owner) as the Company shall reasonably request.

Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, and any Right Certificate representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof surrendered for any purpose shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records of all canceled or destroyed Right Certificates which have been canceled or destroyed by the Rights Agent.  The Rights Agent shall maintain such electronic records for the term of this Agreement and any additional time period required by applicable law and regulation.  Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records relating to Right Certificates canceled or destroyed by the Rights Agent and shall certify to the Company the accuracy of such records.

Section 9. Availability of Shares of Preferred Stock.

(a)           The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and not outstanding shares of Preferred Stock, free from preemptive rights or any right of first refusal, the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights.

(b)           So long as the shares of Preferred Stock issuable upon the exercise of Rights may be listed or admitted to trading on any national securities exchange or traded in the over-the-counter market, the Company shall use its reasonable best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on such exchange or market upon official notice of issuance upon such exercise. For the avoidance of doubt, the Company shall not be required to cause any Series B Rights or any shares of Series B Common Stock exchangeable for the Series B Rights to be listed or admitted to trading on any national securities exchange.

(c)           From and after such time as the Rights become exercisable, the Company shall use its reasonable best efforts, if then necessary to permit the issuance of shares of Preferred Stock upon the exercise of Rights, to register and qualify such shares of Preferred Stock under the Securities Act and any applicable state securities or “blue sky” laws (to the extent exemptions therefrom are not available), to cause such registration statement and qualifications to become effective as soon as practicable after such filing and to keep such registration and qualifications effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Expiration Date. The Company may temporarily suspend, for a period of time not to exceed 120 days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act shall have been declared effective, unless an exemption therefrom is available.

(d)           The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock (or other securities of the Company) delivered upon the exercise or exchange of Rights shall, at the time of delivery of the certificates therefor (subject to payment of the Purchase Price and any applicable transfer taxes in accordance with Section 9(e) hereof), be duly and validly authorized and issued and fully paid and nonassessable shares.

(e)           The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock (or other securities of the Company) upon the exercise or exchange of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer, issuance or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Stock (or other securities of the Company) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or exchange, or to issue or deliver any certificates or depositary receipts for Preferred Stock (or other securities of the Company) upon the exercise or exchange of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.

Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for Preferred Stock (or other securities of the Company) is issued upon the exercise or exchange of Rights shall for all purposes be deemed to have become the holder of record of the shares of Preferred Stock (or other securities of the Company) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the transfer books of the Company are open. Prior to the exercise or exchange of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Stock (or other securities of the Company) for which the Rights shall be exercisable, including the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Purchase Price, Number and Kind of Shares and Number of Rights. The Purchase Price, the number of shares of Preferred Stock or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)           (i) In the event the Company shall at any time after the date of this Agreement (A) declare and pay a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the number and kind of shares of capital stock issuable upon exercise of a Right as of the record date for such dividend or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company were open, the holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

(ii)           Subject to Section 24 hereof, in the event any Person becomes an Acquiring Person (the first occurrence of such event being referred to hereinafter as the “Flip-In Event”), then (A) the Purchase Price shall be adjusted to be the Purchase Price in effect immediately prior to the Flip-In Event multiplied by the number of one ten-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such Flip-In Event, whether or not such Right was then exercisable, and (B) each holder of a (I) Series A Right, except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii) hereof, shall thereafter have the right to receive, upon exercise thereof at a price equal to the Purchase Price (as so adjusted), in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of Series A Common Stock as shall equal the result obtained by dividing the Purchase Price (as so adjusted) by 50% of the current per share market price of Series A Common Stock (determined pursuant to Section 11(d) hereof) on the date of such Flip-In Event, (II) Series B Right, except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii) hereof, shall thereafter have the right to receive, upon exercise thereof at a price equal to the Purchase Price (as so adjusted), in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of Series B Common Stock as shall equal the result obtained by dividing the Purchase Price (as so adjusted) by 50% of the current per share market price of Series B Common Stock (determined pursuant to Section 11(d) hereof) on the date of such Flip-In Event and (III) Series C Right, except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(iii) hereof, shall thereafter have the right to receive, upon exercise thereof at a price equal to the Purchase Price (as so adjusted), in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of Series C Common Stock as shall equal the result obtained by dividing the Purchase Price (as so adjusted) by 50% of the current per share market price of Series C Common Stock (determined pursuant to Section 11(d) hereof) on the date of such Flip-In Event; provided, however, in each case, that the Purchase Price (as so adjusted) and the number of shares of Common Stock so receivable upon exercise of a Right shall, following the Flip-In Event, be subject to further adjustment as appropriate in accordance with Section 11(f) hereof. Notwithstanding anything in this Agreement to the contrary, however, from and after the Flip-In Event, any Rights that are beneficially owned by (x) any Acquiring Person (or any Affiliate or Associate of any Acquiring Person), (y) a transferee of any Acquiring Person (or of any Affiliate or Associate thereof) who becomes a transferee after the Flip-In Event or (z) a transferee of any Acquiring Person (or of any Affiliate or Associate thereof) who became a transferee prior to or concurrently with the Flip-In Event pursuant to either (I) a transfer (whether or not for consideration) from such Acquiring Person (or from any Affiliate or Associate thereof) to holders of its equity securities or to any Person with whom it has any continuing agreement, plan, arrangement or understanding (whether or not in writing) regarding the transferred Rights or (II) a transfer which the Board of Directors of the Company has determined is part of any agreement, plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this Section 11(a)(ii), and subsequent transferees, either direct or through one or more intermediate transferees, of such Persons, shall be null and void without any further action and any holder of such Rights shall thereafter have no rights whatsoever with respect to such Rights under any provision of this Agreement. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Rights or other Person as a result of its failure to make any determinations with respect to an Acquiring Person, its Affiliates or Associates or its or their transferees hereunder. From and after the Flip-In Event, no Right Certificate shall be issued pursuant to Section 3 or Section 6 hereof that represents Rights that are or have become null and void pursuant to the provisions of this Section 11(a)(ii), and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become null and void pursuant to the provisions of this Section 11(a)(ii) shall be canceled. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in accordance with Section 13 hereof and not pursuant to this Section 11(a)(ii).

(iii)           The Company may at its option substitute for a share of Series A Common Stock, Series B Common Stock or Series C Common Stock, as applicable, issuable upon the exercise of Series A Rights, Series B Rights or Series C Rights, respectively, in accordance with Section 11(a)(ii) hereof a number of shares of Preferred Stock or fraction thereof such that the current per share market price of one share of Preferred Stock multiplied by such number or fraction is equal to the current per share market price of one share of the applicable series of Common Stock. In the event that there shall not be sufficient shares of the applicable series of Common Stock authorized by the Articles of Incorporation that are not outstanding or reserved for issuance (including upon the exercise of any options, warrants or similar rights or grants, or upon the vesting or lapse of restrictions on any grants of any performance shares, restricted stock, restricted stock units or other equity awards) to permit the exercise in full of the applicable Rights in accordance with Section 11(a)(ii) hereof, the Board of Directors of the Company shall, with respect to such deficiency, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the excess (such excess, the “Spread”) of (1) the value of the shares of the applicable series of Common Stock issuable upon the exercise of a Right in accordance with Section 11(a)(ii) hereof (the “Current Value”) over (2) the Purchase Price (as adjusted in accordance with Section 11(a)(ii) hereof), and (B) with respect to each Right (other than Rights which have become null and void pursuant to Section 11(a)(ii) hereof), make adequate provision to substitute for the shares of the applicable series of Common Stock issuable in accordance with Section 11(a)(ii) hereof upon exercise of the Right and payment of the Purchase Price (as adjusted in accordance therewith), (1) cash, (2) a reduction in such Purchase Price, (3) shares of Preferred Stock or other equity securities of the Company (including shares or fractions of shares of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of the applicable series of Common Stock, are determined by the Board of Directors of the Company to have substantially the same value as the shares of the applicable series of Common Stock (such shares of Preferred Stock and shares or fractions of shares of preferred stock are hereinafter referred to as “Common Stock Equivalents”, and, when used with reference to any Person other than the Company, shall have a correlative meaning in respect of such Person’s Common Stock)), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having a value which, when added to the value of the shares of the applicable series of Common Stock issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (taking into account the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board of Directors of the Company; provided, however, that if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the Flip-In Event (the date of the Flip-In Event being the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of such Purchase Price, shares of the applicable series of Common Stock (to the extent available), and then, if necessary, such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares of the applicable series of Common Stock, Preferred Stock or cash have an aggregate value equal to the Spread. If, upon the occurrence of the Flip-In Event, the Board of Directors of the Company shall determine that it is likely that sufficient additional shares of the applicable series of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board of Directors of the Company so elects, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the second or third sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 11(a)(ii) hereof and the last sentence of this Section 11(a)(iii), that such action shall apply uniformly to all outstanding Rights for the applicable series and (y) may suspend the exercisability of the applicable series of Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares or to decide the appropriate form of distribution to be made pursuant to such second sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of such series of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the per share value of the shares of the applicable series of Common Stock shall be the current per share market price (as determined pursuant to Section 11(d)(i) hereof) on the Section 11(a)(ii) Trigger Date and the per share or fractional value of any Common Stock Equivalent shall be deemed to equal the current per share market price of the applicable series of Common Stock. The Board of Directors of the Company may, but shall not be required to, establish procedures to allocate the right to receive shares of the applicable series of Common Stock upon the exercise of the Rights among the holders of the applicable series of Rights pursuant to this Section 11(a)(iii).

(b)           In the event that the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock (“Equivalent Preferred Shares”)) or securities convertible into Preferred Stock or Equivalent Preferred Shares at a price per share of Preferred Stock or Equivalent Preferred Shares (or having a conversion price per share, if a security convertible into shares of Preferred Stock or Equivalent Preferred Shares) less than the current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of shares of Preferred Stock and Equivalent Preferred Shares which the aggregate offering price of the total number of shares of Preferred Stock and Equivalent Preferred Shares so to be offered (or the aggregate initial conversion price of the total number of convertible securities so to be offered) would purchase at such current per share market price, and the denominator of which shall be the number of shares of Preferred Stock and Equivalent Preferred Shares outstanding on such record date plus the number of additional shares of Preferred Stock and Equivalent Preferred Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In the event that such subscription price, in whole or in part, may be paid in a form of consideration other than cash, the value of such consideration shall be as determined by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares of Preferred Stock and Equivalent Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)           In the event that the Company shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current per share market price of the Preferred Stock (determined pursuant to Section 11(d) hereof) on such record date, less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness or of such subscription rights or warrants so to be distributed with respect to one share of Preferred Stock, and the denominator of which shall be such current per share market price (determined pursuant to Section 11(d) hereof) of the Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)           (i) Except as otherwise provided herein, for the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported by the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or NASDAQ or, if the Security is not listed or admitted to trading on the New York Stock Exchange or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed on a national securities exchange, the last quoted price or, if not so quoted, the average of the high and low asked prices in the over-the-counter market as reported by any system then in use, or, if not so quoted, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii)           For the purpose of any computation hereunder, if the Preferred Stock is publicly traded, the “current per share market price” of the Preferred Stock shall be determined in accordance with the method set forth in Section 11(d)(i) hereof. If the Preferred Stock is not publicly traded but the Common Stock is publicly traded, the “current per share market price” of the Preferred Stock shall be conclusively deemed to be the current per share market price of the Series A Common Stock as determined pursuant to Section 11(d)(i) hereof multiplied by the then applicable Adjustment Number (as defined in and determined in accordance with the Certificate of Designation for the Preferred Stock). If neither the Common Stock nor the Preferred Stock is publicly traded, “current per share market price” shall mean the fair value per share as determined by the Board of Directors of the Company, whose determination shall be conclusive for all purposes and shall be binding on the Rights Agent and the holders of the Rights.

(e)           No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one hundred-thousandth of a share of Preferred Stock or one-hundredth of a share of Common Stock or other share or security as the case may be.

(f)           If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than the Preferred Stock, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of a Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), 11(b), 11(c), 11(e), 11(h), 11(i) and 11(m) hereof, as applicable, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

(g)           All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one ten-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)           Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) or 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one ten-thousandths of a share of Preferred Stock (calculated to the nearest one hundred-thousandth of a share of Preferred Stock) obtained by (i) multiplying (x) the number of one ten-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment.

(i)           The Company may elect on or after the date of any adjustment of the Purchase Price pursuant to Sections 11(b) or 11(c) hereof to adjust the number of Rights, in substitution for any adjustment in the number of one ten-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one ten-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company may, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)           Irrespective of any adjustment or change in the Purchase Price or the number of one ten-thousandths of a share of Preferred Stock issuable upon the exercise of a Right, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one ten-thousandths of a share of Preferred Stock which were expressed in the initial Right Certificates issued hereunder.

(k)           Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the fraction of Preferred Stock or other shares of capital stock issuable upon exercise of a Right, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock or other such shares at such adjusted Purchase Price.

(l)           In the event that this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the holder of any Right exercised after such record date the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m)           Notwithstanding anything in this Section 11 to the contrary, the Company shall be entitled to make such adjustments in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any shares of Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, dividends on Preferred Stock payable in shares of Preferred Stock or issuance of rights, options or warrants referred to in Section 11(b) hereof, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

(n)           Notwithstanding anything in this Agreement to the contrary, in the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare and pay any dividend on the Common Stock, or any series thereof, payable in Common Stock, (ii) effect a subdivision or combination of the Common Stock, or any series thereof, (otherwise than by payment of a dividend payable in Common Stock) into a greater or lesser number of shares of Common Stock or (iii) reclassify the shares of the Common Stock, or any series thereof, into any other shares of its capital stock, then, in each such case, the number of Rights associated with each share of Common Stock, or such series thereof, (or each share of capital stock issued upon reclassification) then outstanding, or issued or delivered thereafter, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock, or such series thereof, (or such capital stock) following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock, or such series thereof, immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock, or such series thereof, outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock, or such series thereof, (or such capital stock) outstanding immediately following the occurrence of such event.

(o)           The Company agrees that, after the earlier of the Distribution Date and the Stock Acquisition Date, it will not, except as permitted by Sections 23, 24 or 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock and the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof (if so required under Section 25 hereof). Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of such adjustment or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a)           In the event, directly or indirectly, at any time after the Flip-In Event (i) the Company shall consolidate with or shall merge into any other Person, (ii) any Person shall merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or of the Company) or cash or any other property or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more wholly-owned Subsidiaries of the Company), then upon the first occurrence of such event, proper provision shall be made so that: (A) each holder of a Right (other than Rights which have become null and void pursuant to Section 11(a)(ii) hereof) shall thereafter have the right to receive, upon the exercise thereof at the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof), in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock or Common Stock of the Company, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by dividing the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof) by 50% of the current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; provided, however, that the Purchase Price (as theretofore adjusted in accordance with Section 11(a)(ii) hereof) and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11(f) hereof to reflect any events occurring in respect of the Common Stock of such Principal Party after the occurrence of such consolidation, merger, sale or transfer; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term “Company” shall thereafter be deemed to refer to such Principal Party; and (D) such Principal Party shall take such steps (including the reservation of a sufficient number of its shares of Common Stock in accordance with Section 9 hereof) in connection with such consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13(a), such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had such holder, at the time of such transaction, owned the Common Stock of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13(a), and such Principal Party shall take such steps (including reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

(b)           “Principal Party” shall mean:

(i)    in the case of any transaction described in clause (i) or (ii) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which the shares of Common Stock are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of the shares of Common Stock which have the greatest aggregate market value of shares outstanding, or (B) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the shares of Common Stock which have the greatest aggregate market value of shares outstanding, (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives), or (z) the Person resulting from the consolidation; and

(ii)    in the event of any transaction described in clause (iii) of the first sentence of Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding;

provided, however, that in any such case described in the foregoing clause (b)(i) or (b)(ii), if the Common Stock of such Person is not at such time or has not been continuously over the preceding 12 month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person, the Common Stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of each of which is and has been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

(c)           The Company shall not consummate any consolidation, merger, sale or transfer referred to in Section 13(a) hereof unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13(a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party will:

(i)           prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date and similarly comply with applicable state securities laws;

(ii)           use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on the New York Stock Exchange, NASDAQ or another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the New York Stock Exchange, NASDAQ or such other national securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on the New York Stock Exchange, NASDAQ or another national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be authorized for quotation on any other system then in use;

(iii)           deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

(iv)           obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

(d)           In the event that the Principal Party has a provision in any of its authorized securities or in its certificate of incorporation or bylaws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock or Common Stock Equivalents of such Principal Party at less than the then current market price per share thereof (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock or Common Stock Equivalents of such Principal Party at less than such then current market price, or (ii) providing for any special payment, tax or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

(e)           The Company covenants and agrees that it shall not, at any time after the Flip-In Event, enter into any transaction of the type described in clauses (i) through (iii) of Section 13(a) hereof if (i) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13(b) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights.

Section 14. Fractional Rights and Fractional Shares.

(a)           The Company shall not be required to issue fractions of Rights (except prior to the Distribution Date in accordance with Section 11(n) hereof) or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or NASDAQ or, if the Rights are not listed or admitted to trading on the New York Stock Exchange or NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by any system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined by the Board of Directors of the Company shall be used.

(b)           The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock) or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one ten-thousandth of a share of Preferred Stock) upon the exercise or exchange of Rights. Interests in fractions of shares of Preferred Stock in integral multiples of one ten-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one ten-thousandth of a share of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market value of a whole share of Preferred Stock (as determined in accordance with the method set forth in Section 14(a) hereof) for the Trading Day immediately prior to the date of such exercise or exchange.

(c)           The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock upon the exercise or exchange of Rights. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of the applicable series of Common Stock. For purposes of this Section 14(c), the current market value of one share of the applicable series of Common Stock for which a Right is exercisable shall be deemed to be the closing price of one share of the applicable series of Common Stock (as determined in accordance with Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise. If the holder of any Right is entitled to receive any securities other than Preferred Stock or Common Stock pursuant to Section 11(a) hereof, the provisions of this Section 14(c) shall apply on like terms to such other securities.

(d)           The holder of a Right by the acceptance of the Right expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right (except as provided above).

Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), on such holder’s own behalf and for such holder’s own benefit, may enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, such Common Stock) in the manner provided therein and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)           prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the underlying share of Common Stock and the Right associated with each such share of Common Stock shall be automatically transferred upon the transfer of each such share of Common Stock;

(b)           after the Distribution Date, the Right Certificates are transferable, subject to Section 11(a)(ii) hereof, only on the registry books of the Rights Agent if surrendered at the office or agency of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates properly completed and duly executed;

(c)           the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the Common Stock certificate (or Book Entry shares in respect of Common Stock)) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the Common Stock certificate (or notices provided to holders of Book Entry shares of Common Stock) made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to Section 7(e) hereof, shall be affected by any notice to the contrary; and

(d)           notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation.

Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or other distributions or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise or exchange of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in this Agreement), or to receive dividends or other distributions or subscription rights, or otherwise, until the Rights evidenced by such Right Certificate shall have been exercised or exchanged in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.

(a)           The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction) on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly and the costs and expenses of enforcing its rights to indemnification under this Agreement.

(b)           The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate representing the Preferred Stock, the Common Stock or any other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

(c)           The provisions of this Section 18 and Section 20 hereof shall survive the termination of this Agreement, the redemption, exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

Section 19. Merger or Consolidation or Change of Name of Rights Agent.

(a)           Any entity into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any entity succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such entity would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. The purchase of all or substantially all of the Rights Agent’s assets employed in the performance of its transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 19. In the event that at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in the event that at such time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(b)           In the event that at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in the event that at such time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)           The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b)           Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by an Authorized Officer and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)           The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Notwithstanding anything in this Agreement to the contrary and to the fullest extent permitted by law, in no event will the Rights Agent be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits and reputational harm), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.

(d)           The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)           The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or failure of the Company to satisfy any condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights provided for in Sections 3, 11, 13, 23 and 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 12 hereof, describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable. The Rights Agent shall have only those duties and obligations expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement. The Rights Agent shall not be deemed to have knowledge of any event relevant to its duties hereunder, including the occurrence of the Distribution Date or the existence of an Acquiring Person, unless and until it receives written notice thereof from the Company.

(f)           The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement. The Rights Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder (other than internal costs incurred by the Rights Agent in providing services to the Company in the ordinary course of business as Rights Agent under the terms and conditions of this Agreement) unless there are reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(g)           The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person reasonably believed by the Rights Agent to be an Authorized Officer and to apply to any such Authorized Officer for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such Authorized Officer or for any delay in acting while waiting for those instructions. The Rights Agent may refrain from acting upon ambiguous or conflicting instructions until it receives clarification from the Company; provided, that the Rights Agent shall promptly notify the Company of such ambiguous or conflicting instructions and request clarification.

(h)           The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i)           The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided that the Rights Agent did not act with gross negligence, bad faith or willful misconduct in the selection and continued employment thereof.

(j)           If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been properly completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof) or a transferee thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and, if such resignation occurs after the Distribution Date, to the holders of the Right Certificates in accordance with Section 26 hereof. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and, in the event that the Rights Agent or one of its Affiliates is not also the transfer agent for the Company, to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and, if such removal occurs after the Distribution Date, to the holders of the Right Certificates in accordance with Section 26 hereof. In the event that the Rights Agent or one of its Affiliates is also the transfer agent for the Company and the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned as the Rights Agent automatically and be discharged from its duties under this Agreement as of the effective date of such termination (subject to the appointment of a successor Rights Agent pursuant to this Section 21), and the Company shall be responsible for sending any required notice. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the Rights Agent or the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be an entity organized and doing business under the laws of the United States of America or any state of the United States of America so long as such entity is authorized to do business as a banking institution in such state, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus, along with its Affiliates, of at least $100 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, and the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall mail notice thereof in writing to the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates in accordance with Section 26 hereof. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such forms as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class or series of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the Expiration Date, the Company may with respect to shares of Common Stock so issued or sold (a) pursuant to the exercise of stock options, (b) under any employee plan or arrangement, (c) upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company or (d) pursuant to a contractual obligation of the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof and (iii) no such Right Certificate shall be issued to an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Section 23. Redemption.

(a)           The Board of Directors of the Company may, at any time prior to the Flip-In Event, redeem all but not less than all the then outstanding Rights at a redemption price of $0.0001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock after the date hereof (the redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company may establish. The Redemption Price shall be payable, at the option of the Company, in cash, shares of the applicable series of Common Stock or such other form of consideration as the Board of Directors of the Company shall determine.

(b)           Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to Section 23(a) hereof (or at such later time as the Board of Directors of the Company may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors of the Company ordering the redemption of the Rights (or such later time as the Board of Directors of the Company may establish for the effectiveness of such redemption), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights in accordance with Section 26 hereof. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.

Section 24. Exchange.

(a)           The Board of Directors of the Company may, at its option, at any time after the Flip-In Event, exchange all or part of the then outstanding Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock at an exchange ratio of one share of Series A Common Stock per Series A Right, one share of Series B Common Stock per Series B Right and one share of Series C Common Stock per Series C Right, in each case appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring in respect of the Common Stock, after the date hereof (such amount per Right being hereinafter referred to as the applicable “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after an Acquiring Person shall have become the Beneficial Owner of 50% or more of the voting power of the then outstanding shares of capital stock of the Company. From and after the occurrence of an event specified in Section 13(a) hereof, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 hereof and may not be exchanged pursuant to this Section 24(a). The exchange of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company may establish. Prior to effecting an exchange pursuant to this Section 24, the Board of Directors of the Company may direct the Company to enter into (i) such arrangements or implement such procedures as it deems necessary or appropriate for ensuring that Common Stock (or such other consideration contemplated by Section 24(c) hereof) issuable upon an exchange pursuant to this Section 24 is not received by any holders of Rights that have become null and void pursuant to Section 11(a)(ii) hereof, or (ii) a trust agreement in such form and with such terms as the Board of Directors of the Company shall then approve (the “Trust Agreement”). If the Board of Directors of the Company so directs the Company to enter into a Trust Agreement, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the shares of Common Stock (or such other consideration) issuable pursuant to an exchange under this Section 24, and all Persons entitled to receive shares (or such other consideration) pursuant to such exchange shall be entitled to receive such shares (or such other consideration) (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

(b)           Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the exchange of any Series A Rights, Series B Rights or Series C Rights pursuant to Section 24 hereof, and without any further action or any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Series A Common Stock, Series B Common Stock or Series C Common Stock (or such other consideration contemplated by Section 24(c) hereof), respectively, equal to the number of such Rights held by such holder multiplied by the applicable Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of the Rights so exchanged in accordance with Section 26 hereof. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which such exchange of shares of Series A Common Stock for Series A Rights, Series B Common Stock for Series B Rights or Series C Common Stock for Series C Rights (or such other consideration) will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights of the applicable series (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of such series of Rights.

(c)           The Company may at its option substitute, and, in the event that there shall not be sufficient shares of the applicable series of Common Stock authorized but not outstanding to permit an exchange of Rights for Common Stock of such series as contemplated in accordance with this Section 24, the Company shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon such exchange of Rights, a number of shares of Preferred Stock or fraction thereof (or Equivalent Preferred Shares, as such term is defined in Section 11(b) hereof) such that the current per share market price (determined pursuant to Section 11(d) hereof) of one share of Preferred Stock (or Equivalent Preferred Share) multiplied by such number or fraction is equal to the current per share market price of one share of such series of Common Stock (determined pursuant to Section 11(d) hereof) as of the date of such exchange.

Section 25. Notice of Certain Events.

(a)           In the event that the Company shall at any time after the earlier of the Distribution Date and the Stock Acquisition Date propose (i) to pay any dividend payable in stock of any class or series to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or series or any other securities, rights or options, (iii) to reclassify its Preferred Stock into any other shares of its capital stock, (iv) to effect the liquidation, dissolution or winding up of the Company, (v) to pay any dividend on the Common Stock payable in Common Stock, (vi) to effect a subdivision or combination of the Common Stock (otherwise than by payment of dividends in Common Stock) or (vii) to reclassify its Common Stock into any other shares of its capital stock, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such dividend or distribution or offering of rights or warrants, or the date on which such liquidation, dissolution, winding up, reclassification, subdivision or combination is to take place and the date of participation therein by the holders of the Common Stock or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i), (ii) or (v) above at least 10 days prior to the record date for determining holders of the Preferred Stock or Common Stock, as applicable, for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock or Preferred Stock, as applicable, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

(b)           In the event that any event described in Section 11(a)(ii) or Section 13 hereof shall occur then (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate (or if occurring prior to the Distribution Date, the holders of the Common Stock) in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) and Section 13 hereof, and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock or, if appropriate, other securities.

(c)           Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date, a press release issued with national distribution or a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of any Rights or the Common Stock for purposes of this Agreement.

Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate (or, prior to the Distribution Date, any holder of Common Stock) to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows (or, in the case of the Rights Agent, if sent to the email address below upon written confirmation of receipt by such email address):

Liberty Media Corporation
12300 Liberty Blvd.

Englewood, CO 80112

Attention: Chief Legal Officer

Email: [Separately Provided]

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate (or, prior to the Distribution Date, any holder of Common Stock) to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows (or, in the case of the Company, if sent to the email address below upon written confirmation of receipt by such email address):

Broadridge Corporate Issuer Solutions, LLC

P.O. Box 1342

Brentwood, NY 11717

Attention: Corporate Actions Department

With copies to:

Broadridge Corporate Issuer Solutions, LLC

51 Mercedes Way

Edgewood, NY 11717

and

Broadridge Financial Solutions, Inc.
2 Gateway Center

Newark, NJ 07102
Attention: General Counsel

Email: legalnotices@broadridge.com

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, prior to the Distribution Date, any holder of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the last address of such holder as shown on the registry books of the Rights Agent (or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock).

Section 27. Supplements and Amendments. Except as provided in the third sentence of this Section 27, for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of the Rights. At any time when the Rights are no longer redeemable, except as provided in the third sentence of this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of the Rights; provided that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other holder of the Rights that have become null and void pursuant to Section 11(a)(ii) hereof), (b) cause this Agreement again to become amendable other than in accordance with this sentence or (c) cause the Rights again to become redeemable. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price. Upon the delivery of a certificate from an Authorized Officer which states that the supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided that such supplement or amendment does not adversely affect the rights, duties or obligations of the Rights Agent under this Agreement in any material respect. The Rights Agent agrees that time is of the essence in connection with any supplement or amendment to this Agreement that it is directed by the Company to execute in accordance with this Section 27. Notwithstanding anything to the contrary herein, no supplement or amendment that adversely affects the rights, duties, obligations or immunities of the Rights Agent shall be effective as to the Rights Agent without its prior written consent.

Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Beneficiaries of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Stock) any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Stock).

Section 30. Determinations and Actions by the Board of Directors. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise the rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights, to exchange or not exchange the Rights or to amend or not amend this Agreement). All such actions, calculations, interpretations and determinations that are done or made by the Board of Directors of the Company in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties.

Section 31. Process to Seek Exemption. Any Person who desires to effect any acquisition of securities that would, if consummated, result in such Person becoming an Acquiring Person (a “Requesting Person”) may, prior to such time and in accordance with this Section 31, request that the Board of Directors of the Company grant an exemption with respect to such acquisition under this Agreement so that such Person would be deemed to be an “Exempt Person”, or that such acquisition be deemed to be an “Exempt Transaction”, in each case as defined in Section 1 hereof for purposes of this Agreement (an “Exemption Request”). An Exemption Request shall be in proper form and must be sent to the Company in accordance with Section 26 hereof. The Exemption Request shall be deemed made upon receipt by the Chief Legal Officer of the Company. To be in proper form, an Exemption Request shall set forth (a) the name and address of the Requesting Person, (b) the number of shares of Common Stock of each applicable series and the percentage of the voting power of the then outstanding shares of capital stock of the Company, in each case, then beneficially owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person, and (c) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to become an Acquiring Person and the maximum number of shares of each series of Common Stock that the Requesting Person proposes to acquire. The Board of Directors of the Company shall make a determination whether to grant an exemption in response to an Exemption Request after receipt thereof; provided, however, that the failure of the Board of Directors of the Company to make a determination shall be deemed to constitute the denial by the Board of Directors of the Company of the Exemption Request. The Requesting Person shall respond promptly to requests for additional information from the Board of Directors of the Company and its advisors to assist the Board of Directors of the Company in making its determination. Any exemption granted hereunder may be granted in whole or in part, and the Board of Directors of the Company may require any Requesting Person to make certain representations, undertakings or covenants (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of shares of Common Stock in excess of the maximum number and percentage of voting power approved by the Board of Directors of the Company) or to agree that any violation or attempted violation of such representations, undertakings or covenants will result in such consequences and be subject to such conditions as the Board of Directors of the Company may determine, including that any such violation shall result in the Requesting Person becoming an Acquiring Person.

Section 32. Tax Compliance and Withholding.

(a)           The Rights Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made hereunder and (ii) the issuance, delivery, holding, transfer, redemption, exchange or exercise of Rights, Common Stock or Preferred Stock hereunder. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent. The Company hereby acknowledges and agrees that the Rights Agent does not provide any legal or tax advice to the Company or any holder of Rights in connection with any provision of the services described herein. The Rights Agent shall comply in accordance with the terms hereof with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with Section 20(g) of this Agreement. The Rights Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

(b)           In the event that the Company or its agents determine that they are obligated to withhold or deduct (or cause the withholding or deduction of) any tax or other charge under any applicable law on actual or deemed payments or distributions hereunder to a holder of the Rights, Preferred Stock, Common Stock or other cash, securities or other property, the Company, the Rights Agent or their agents shall be entitled, but not obligated, to (i) deduct and withhold such amount by withholding a portion or all of the cash, securities or other property otherwise deliverable or by otherwise using any property (including, without limitation, Rights, Preferred Stock, Common Stock or cash) that is owned by such holder, or (ii) in lieu of such withholding, require any holder to make a payment to the Company, the Rights Agent or their agents, in each case in such amounts as they deem necessary to meet their withholding obligations, and in the case of clause (i) above, shall also be entitled, but not obligated, to sell all or a portion of such withheld securities or other property by public or private sale in such amounts and in such manner as they deem necessary and practicable to pay such taxes and charges. The Company further acknowledges that any determination to withhold by the Rights Agent shall be based solely upon whether the Rights Agent’s records indicate that the Rights Agent has sufficient documentation to support the determination to remit cash, securities or other property to a holder of Rights without tax withholding.

Section 33. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 34. Governing Law.

(a)           This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. Notwithstanding the foregoing, the rights, duties and liabilities of the Rights Agent under this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict-of-laws principles. The forum provisions of this Agreement remain unchanged.

(b)           The Company, the Rights Agent and the registered holders of Right Certificates (and, prior to the Distribution Date, the registered holders of shares of Common Stock) each irrevocably submits to the exclusive jurisdiction of the Eighth Judicial District Court of the State of Nevada, in Clark County, Nevada, or, if such court lacks subject matter jurisdiction, any other state district court located in the State of Nevada, over any suit, action or proceeding arising out of or relating to or concerning this Agreement. In the event that no state district court in the State of Nevada has subject matter jurisdiction over such suit, action or proceeding arising out of or relating to or concerning this Agreement, then a federal court located within the State of Nevada shall be the exclusive forum for such suit, action or proceeding. The Company, the Rights Agent and the registered holders of Right Certificates (and, prior to the Distribution Date, the registered holders of shares of Common Stock) each acknowledge that the forum designated by this Section 34(b) has a reasonable relation to this Agreement and to such Persons’ relationship with one another.

(c)           The Company, the Rights Agent and the registered holders of Right Certificates (and, prior to the Distribution Date, the registered holders of shares of Common Stock) each waive, to the fullest extent permitted by applicable law, any objection that they now or may in the future have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in any court referred to in Section(b)(i) hereof (or the appellate courts thereof). The Company, the Rights Agent and the registered holders of Right Certificates (and, prior to the Distribution Date, the registered holders of shares of Common Stock) each undertake not to commence any action subject to this Agreement in any forum other than the forum described in Section 34(b) hereof. The Company, the Rights Agent and the registered holders of Rights Certificates (and, prior to the Distribution Date, the registered holders of shares of Common Stock) each agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding brought in any such court will be conclusive and binding upon such Persons.

(d)           THE COMPANY, THE RIGHTS AGENT AND THE REGISTERED HOLDERS OF RIGHT CERTIFICATES (AND, PRIOR TO THE DISTRIBUTION DATE, THE REGISTERED HOLDERS OF SHARES OF COMMON STOCK) EACH IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 35. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

Section 36. Effectiveness. This Agreement shall be effective as of the Close of Business on the date hereof.

Section 37. Descriptive Headings; Interpretation. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. As used in this Agreement: (a) the words “or” shall mean “and/or”; (b) the words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation”; (c) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (d) the words “hereof”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) unless otherwise expressly provided herein, any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes, and includes any rules or regulations promulgated thereunder; (f) any reference herein to a number of days shall refer to calendar days, unless Business Days are specified; and (g) any reference herein to any act by, or determination of, the Board of Directors of the Company shall mean such act or determination as made by the Board of Directors of the Company in its sole discretion, except to the extent otherwise expressly set forth herein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If any ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by both parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring either party hereto by virtue of authorship of any provisions of this Agreement.

Section 38. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control, including acts of God, terrorist acts, epidemics, pandemics, cyberattacks, cloud or network failures, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

Section 39. Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

LIBERTY MEDIA CORPORATION

By:	/s/ Philip J. Boeckman
Name: Philip J. Boeckman
Title: Chief Legal Officer

BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC,
as Rights Agent

By:	/s/ John P. Dunn
Name: John P. Dunn
Title: Senior Vice President

Exhibit A

FORM OF
Certificate of designation

OF

Series A Junior Participating Preferred Stock
OF
LIBERTY MEDIA CORPORATION

Pursuant to Section 78.1955 of the Nevada Revised Statutes

LIBERTY MEDIA CORPORATION, a corporation organized and existing under the Nevada Revised Statutes (the “Corporation”), in accordance with the provisions of Section 78.1955 thereof, DOES HEREBY CERTIFY:

That pursuant to the authority vested in the Board of Directors of the Corporation (the “Board of Directors”) in accordance with the provisions of the Articles of Incorporation of the Corporation, as filed with the Office of the Secretary of State of the State of Nevada on May 12, 2026 (as may be amended or restated from time to time, the “Articles of Incorporation”), on November 4, 2026, the Board of Directors adopted the following resolution creating a series of 30,000 shares of preferred stock of the Corporation designated as “Series A Junior Participating Preferred Stock”:

RESOLVED, that pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Articles of Incorporation, the Board of Directors hereby authorizes that a series of preferred stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the number of shares to be included and such of the preferences and relative participating, optional or other special rights and limitations of such series, including, without limitation, rights of redemption or conversion into common stock of the Corporation (in addition to any provisions set forth in the Articles of Incorporation applicable to the preferred stock of all series) be and hereby are fixed as follows:

Series A Junior Participating Preferred Stock

1.           Designation and Amount. There shall be a series of preferred stock, par value $0.01 per share, of the Corporation (“Preferred Stock”) that shall be designated as “Series A Junior Participating Preferred Stock”, and the number of shares constituting such series shall be 30,000. Such number of shares may be increased or decreased by resolution of the Board of Directors and the filing of a certificate of amendment pursuant to Nevada Revised Statutes 78.1955 and Article IV, Section B.1(a) of the Articles of Incorporation without any vote of holders of Series A Junior Participating Preferred Stock; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

2.           Dividends and Distributions.

(A)           Subject to the prior and superior rights of the holders of any shares of any class or series of stock of the Corporation ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of shares of any class or series of stock of the Corporation ranking junior to the Series A Junior Participating Preferred Stock in respect thereof, shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for such purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 and (b) the sum of (1) the Adjustment Number (as defined below) times the aggregate per share amount of all cash dividends plus (2) the Adjustment Number times the aggregate per share amount of all non-cash dividends and other distributions other than a dividend payable in shares of common stock, par value $0.01 per share, of the Corporation (“Common Stock”), or a subdivision or reclassification of the outstanding shares of Common Stock, in each case declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The “Adjustment Number” shall initially be 10,000. In the event the Corporation shall at any time after November 4, 2026 (i) declare and pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)           The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock or a subdivision or reclassification of the outstanding shares of Common Stock).

(C)           Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from and including the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from and including the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

3.           Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A)           Each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to a number of votes equal to the Adjustment Number on all matters submitted to a vote of the stockholders of the Corporation. The Series A Junior Participating Preferred Stock is hereby designated as a “Voting Security” (as defined in the Articles of Incorporation) for all purposes of Article IV of the Articles of Incorporation. Except as otherwise provided herein, in another certificate of designation creating a different series of Preferred Stock or as required by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class and/or series on all matters submitted to a vote of the stockholders of the Corporation.

(B)           Except as required by law, by the Articles of Incorporation or by Section 10 hereof, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4.           Certain Restrictions.

(A)           Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)           declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock other than (A) such redemptions or purchases that may be deemed to occur upon the exercise of stock options, warrants or similar rights or grant, vesting or lapse of restrictions on the grant of any other performance shares, restricted stock, restricted stock units or other equity awards to the extent that such shares represent all or a portion of (x) the exercise or purchase price of such options, warrants or similar rights or other equity awards and (y) the amount of withholding taxes owed by the recipient of such award in respect of such grant, exercise, vesting or lapse of restrictions; or (B) the repurchase, redemption, or other acquisition or retirement for value of any such shares from employees, former employees, directors, former directors, consultants or former consultants of the Corporation or their respective estate, spouse, former spouse or family member, pursuant to the terms of the agreements pursuant to which such shares were acquired;

(ii)           declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

(iii)           purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Junior Participating Preferred Stock, or to such holders and holders of any such shares ranking on a parity therewith, upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine will result in fair and equitable treatment among the respective series or classes.

(B)           The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5.           Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to any conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other certificate of designation creating a series of Preferred Stock or as otherwise required by law.

6.           Liquidation, Dissolution or Winding Up. (A)  Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received an amount per share (the “Series A Liquidation Preference”) equal to the greater of (i) $10.00 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (ii) the Adjustment Number times the per share amount of all cash and other property to be distributed in respect of the Common Stock upon such liquidation, dissolution or winding up of the Corporation.

(B)           In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Junior Participating Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Junior Participating Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

(C)           Neither the merger or consolidation of the Corporation into or with another entity nor the merger or consolidation of any other entity into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

7.           Consolidation, Merger, Etc. In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Adjustment Number times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock designated as Series A Common Stock in the Articles of Incorporation is changed or exchanged.

8.           No Redemption. Shares of Series A Junior Participating Preferred Stock shall not be subject to redemption by the Corporation.

9.           Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all series of Preferred Stock as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, unless, in the case of any other series of Preferred Stock, the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock as to such matters.

10.           Amendment. At any time that any shares of Series A Junior Participating Preferred Stock are outstanding, the Articles of Incorporation shall not be amended, by merger, consolidation or otherwise, in any way which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class and/or series.

11.           Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share in integral multiples of one ten-thousandth of a share of Series A Junior Participating Preferred Stock that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate this __ day of _________________, 20__.

LIBERTY MEDIA CORPORATION

By:
Name:
Title:

Exhibit B

Form of Right Certificate

Certificate No. R-______

No. of Rights:

NOT EXERCISABLE AFTER THE EXPIRATION DATE (AS DEFINED IN THE RIGHTS AGREEMENT (AS DEFINED BELOW)). THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.0001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (EACH AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

RIGHT CERTIFICATE

LIBERTY MEDIA CORPORATION

This certifies that ____________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 4, 2026 (as amended from time to time, the “Rights Agreement”), between Liberty Media Corporation, a Nevada corporation (the “Company”), and Broadridge Corporate Issuer Solutions, LLC, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the Expiration Date at the office or agency of the Rights Agent designated for such purpose, or of its successor as Rights Agent, one ten-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (“Preferred Stock”) at a purchase price of $426.00 per one ten-thousandth of a share of Preferred Stock (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase properly completed and duly executed. The number of Rights evidenced by this Right Certificate (and the number of one ten-thousandths of a share of Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of November 4, 2026, based on the Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price, the number of one ten-thousandths of a share of Preferred Stock (or other securities or property) which may be purchased upon the exercise of the Rights and the number of Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

If the Rights evidenced by this Right Certificate are at any time beneficially owned by or transferred to any person who is or becomes an Acquiring Person or an Affiliate or Associate of an Acquiring Person (each as defined in the Rights Agreement) or certain transferees thereof, such Rights will become null and void and will no longer be transferable.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office or agency of the Rights Agent. The Company will mail to the holder of this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.0001 per Right or (ii) may be exchanged in whole or in part for shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) designated as Series [A][B][C] Common Stock (as defined in the Rights Agreement), shares of Preferred Stock or Equivalent Preferred Shares (as defined in the Rights Agreement).

No fractional shares of Preferred Stock or Common Stock will be issued upon the exercise or exchange of any Right or Rights evidenced hereby (other than fractions of Preferred Stock which are integral multiples of one ten-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depository receipts), and in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise or exchange hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

[The remainder of this page is intentionally left blank.]

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _________ __, 20__.

LIBERTY MEDIA CORPORATION

By:
[Title]

ATTEST:

[Title]

Countersigned:

BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC, as Rights Agent

By
[Title]

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED __________________________ hereby sells, assigns and transfers unto _______________________________________________________________ ______________________________________________________________________________
(Please print name and address of transferee)

_______ Rights represented by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________ Attorney, to transfer said Rights on the books of the within-named Company, with full power of substitution.

Dated: ____________________________

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

(To be completed)

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not beneficially owned by, and are not being sold, assigned or transferred by or on behalf of, a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) this Right Certificate is not being sold, assigned or transferred to or on behalf of any Acquiring Person or Affiliate or Associate thereof and (3) the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof.

Signature

Form of Reverse Side of Right Certificate - continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise

Rights represented by the Right Certificate)

To Liberty Media Corporation:

The undersigned hereby irrevocably elects to exercise ________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock (or other securities or property) issuable upon the exercise of such Rights and requests that certificates for such shares of Preferred Stock (or such other securities) be issued in the name of:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security

or other identifying number

(Please print name and address)

Dated:________________________

Signature

(Signature must conform to holder specified on Right Certificate)

Signature Medallion Guaranteed:

Signature must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

Form of Reverse Side of Right Certificate - continued

(To be completed)

The undersigned hereby certifies that (1) the Rights evidenced by this Right Certificate are not beneficially owned by, and are not being sold, assigned or transferred by or on behalf of, a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), (2) this Right Certificate is not being sold, assigned or transferred to or on behalf of any Acquiring Person or any Affiliate or Associate thereof and (3) the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate thereof.

Signature

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, such Assignment or Election to Purchase will not be honored.

Exhibit C

UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (OR ANY AFFILIATE OR ASSOCIATE THEREOF (EACH AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

SUMMARY OF RIGHTS TO PURCHASE

SHARES OF PREFERRED STOCK OF

LIBERTY MEDIA CORPORATION

On November 4, 2026, the Board of Directors of Liberty Media Corporation (the “Company”) declared a dividend of (i) one preferred share purchase right (a “Series A Right”) for each outstanding share of common stock, par value $0.01 per share, of the Company (“Common Stock”) designated as Series A Common Stock (the “Series A Common Stock”) in the Articles of Incorporation of the Company, as filed with the Office of the Secretary of State of the State of Nevada on May 12, 2026, as may be amended or restated from time to time (the “Articles of Incorporation”), (ii) one preferred share purchase right (a “Series B Right”) for each share Common Stock designated as Series B Common Stock (the “Series B Common Stock”) in the Articles of Incorporation and (iii) one preferred share purchase right (a “Series C Right” and, together with the Series A Rights and Series B Rights, the “Rights”) for each share Common Stock designated as Series C Common Stock (the “Series C Common Stock”) in the Articles of Incorporation. Each dividend is payable on November 17, 2026 to the stockholders of record as of 5:00 P.M., New York City time on November 16, 2026 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one ten-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (“Preferred Stock”) at a price of $426.00 per one ten-thousandth of a share of Preferred Stock (the “Purchase Price”), subject to any applicable adjustment. The description and terms of the Rights are set forth in the Rights Agreement, dated as of November 4, 2026 (as may be amended from time to time, the “Rights Agreement”), between the Company and Broadridge Corporate Issuer Solutions, LLC, as Rights Agent.

Except in certain situations, a person or group of affiliated or associated persons becomes an Acquiring Person upon acquiring beneficial ownership of 10% (15% in the case of a passive institutional investor) or more of the voting power of the then outstanding shares of capital stock of the Company.

Until the close of business on the earlier to occur of (i) the tenth business day after (a) the first date of public announcement that a person or group of affiliated or associated persons has become an Acquiring Person or (b) such earlier date on which a majority of the Board of Directors of the Company becomes aware of the existence of an Acquiring Person and (ii) such date (prior to such time as any person or group of affiliated or associated persons becomes an Acquiring Person), if any, as may be determined by action of the Board of Directors of the Company following the commencement of, or first public announcement of an intention to commence, a tender offer or exchange offer, the consummation of which would result in any Person (other than an Exempt Person (as defined in the Rights Agreement) being or becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”), (I) the Series A Rights will be evidenced, with respect to any of the Series A Common Stock certificates (or book-entry shares) outstanding as of the Record Date, by such Series A Common Stock certificates (or book-entry shares), (II) the Series B Rights will be evidenced, with respect to any of the Series B Common Stock certificates (or book-entry shares) outstanding as of the Record Date, by such Series B Common Stock certificates (or book-entry shares) and (III) the Series C Rights will be evidenced, with respect to any of the Series C Common Stock certificates (or book-entry shares) outstanding as of the Record Date, by such Series C Common Stock certificates (or book-entry shares).

The Rights Agreement provides that, until the earlier of the Distribution Date and the Expiration Date (as defined below), the applicable series of Rights will be transferred with and only with the applicable series of Common Stock. Until the earlier of the Distribution Date and the Expiration Date, new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a legend incorporating the Rights Agreement by reference, and notice of such legend will be furnished to holders of book-entry shares. Until the earlier of the Distribution Date and the Expiration Date, the surrender for transfer of any certificates for shares of Common Stock (or book entry shares of Common Stock) outstanding as of the Record Date, even without such legend or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate or registered in book-entry form. As soon as practicable following the Distribution Date, separate certificates evidencing the applicable series of Rights (“Right Certificates”) will be mailed to holders of record of the applicable series of Common Stock as of the close of business on the Distribution Date, and as of and after the Distribution Date, such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on the earliest of (i) 5:00 P.M., New York City time, on November 3, 2027, (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement, (iii) the closing of any merger or other acquisition transaction involving the Company that has been approved by the Board of Directors of the Company, at which time the Rights shall terminate, and (iv) the time at which the Rights are exchanged pursuant to the Rights Agreement (such earliest date, the “Expiration Date”).

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock, or any series thereof, payable in shares of Common Stock or subdivisions, combinations or reclassifications of the Common Stock, or any series thereof, occurring, in any such case, prior to the Distribution Date.

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $10.00 per share, and (b) an amount equal to 10,000 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential payment of the greater of (a) $10.00 per share (plus any accrued but unpaid dividends), and (b) an amount equal to 10,000 times the payment made per share of Common Stock. Each share of Preferred Stock will have 10,000 votes, voting together with the shares of Common Stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 10,000 times the amount received per share of Common Stock. These rights and preferences are protected by customary antidilution provisions.

The Rights Agreement includes procedures whereby the Board of Directors of the Company will consider requests to exempt from the Rights Agreement (a) any person or group (an “Exempt Person”) which would otherwise be an “Acquiring Person” or (b) any transaction (an “Exempt Transaction”) the consummation of which would otherwise result in a person or group becoming an “Acquiring Person”, in each case as determined by the Board of Directors of the Company; provided that the Board of Directors of the Company may require the applicable person or group to make certain representations or undertakings, the violation or attempted violation of which will be subject to such consequences as the Board of Directors of the Company may determine, including that such person or group shall become an “Acquiring Person”.

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one ten-thousandth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Series A Common Stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, prior to the occurrence of one of the events described in the paragraph immediately below and unless the Rights are exchanged as described in the second paragraph below, each holder of a Right, other than Rights beneficially owned by an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right that number of shares of the applicable series of Common Stock having a market value of two times the exercise price of the Right.

In the event that, after a person or group of affiliated or associated persons become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof, which will have become null and void) will thereafter have the right to receive upon the exercise of a Right such number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the exercise price of the Right.

At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the earlier of the occurrence of one of the events described in the previous paragraph and the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights beneficially owned by an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof, which will have become null and void), in whole or in part, for shares of the applicable series of Common Stock or Preferred Stock (or a series of the Company’s preferred stock having equivalent rights, preferences and privileges), at an exchange ratio of one share of Series A Common Stock, or a fractional share of Preferred Stock (or other preferred stock) equivalent in value thereto, per Series A Right, one share of Series B Common Stock, or a fractional share of Preferred Stock (or other preferred stock) equivalent in value thereto, per Series B Right and one share of Series C Common Stock, or a fractional share of Preferred Stock (or other preferred stock) equivalent in value thereto, per Series C Right.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of shares of Preferred Stock which are integral multiples of one ten-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the current market price of the Preferred Stock or the applicable series of Common Stock, as applicable.

At any time prior to the time an Acquiring Person becomes such, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board of Directors of the Company shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights (other than an Acquiring Person, affiliates and associates of an Acquiring Person and certain transferees thereof).

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company by virtue of holding such Right, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A dated November 4, 2026. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as the same may be amended from time to time, which is hereby incorporated herein by reference.

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